Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER 2010 RESULTS

Loan volume doubles as better credit performance drives earnings

•	Profitable quarter with net income of $5.3 million, or $0.10 per share

•	Substantially lower provision for credit losses

•	Decline in non-performing assets to $149.9 million

•	New loan origination nearly doubled from the prior quarter to $123 million

•	Net interest margin improved to 3.75% from 3.03%

•	Expenses were stable at 1.87% of average assets

•	Strong liquidity and capital position

Boston, August 4, 2010 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net income for the second quarter of 2010 of $5.9 million, or $0.11 per diluted share. On a GAAP basis, the Company reported net income of $5.3 million, or $0.10 per diluted share, which reflected $0.5 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“I am pleased with the continued improvement in our operating performance as lower credit costs drove our return to profitability in the second quarter as expected. Importantly, we also doubled our new loan origination from the prior quarter, capitalizing on our direct origination platform and improving loan demand” said Tim Conway, Chairman and Chief Executive Officer. “Our return to profitability represents an important milestone for the Company and reflects our ability to stabilize credit performance and bolster the balance sheet, which will allow us to focus on expanding the business in an attractive environment. While our earnings remain vulnerable to potential negative credit surprises at this stage of the cycle, I remain optimistic about the positive trend in our credit performance.”

“Most of our key operating metrics continued to improve in the second quarter including an expected increase in reported net interest margin. This was due principally to a decrease in interest expense from the prior quarter which included discrete items related to the acceleration of deferred financing fees in connection with an early retirement of debt,” added John Bray, NewStar’s Chief Financial Officer. “Our balance sheet remains strong with sufficient capital and liquidity to support continued growth in new lending activity and other potential strategic initiatives.”

Loan Credit Quality

•	The provision for credit losses decreased 80%, or $21.5 million, to $5.5 million in the second quarter of 2010 compared to $27.0 million in the first quarter of 2010.

•	Approximately $14.2 million of additional specific reserves were established in the second quarter of 2010, down 36%, or $8.1 million, from $22.3 million in the first quarter of 2010.

•

The allowance for credit losses decreased to $100.7 million, or 5.53% of loans and 68.2% of NPLs, at June 30, 2010, compared to $116.0 million, or 6.04%, at March 31, 2010 and $86.3 million or 3.86% at June 30, 2009.

•

Loans totaling $34.2 million as of June 30, 2010 were placed on non-accrual status in the second quarter of 2010. The loans were to companies operating in the consumer/retail, media, and healthcare industry sectors.

•

Non-accruing loans totaling $30 million as of June 30, 2010 were returned to performing status and a commercial real estate property classified as OREO was sold at a price higher than its net carrying value.

•

At June 30, 2010, loans with an aggregate outstanding balance, net of charge-offs, of $146.5 million were on non-accrual status compared to loans with an aggregate outstanding balance, net of charge-offs, of $156.3 million at March 31, 2010. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $97.8 million, or 43% of their aggregate face amount, as of June 30, 2010.

•	Non-accrual loans with an outstanding balance of $108.8 million and additional accruing loan with an outstanding balance of $11.9 million as of June 30, 2010 were also delinquent loans.

•

Net charge-offs were $20.8 million, or 4.57% of loans on an annualized basis, in the second quarter of 2010 compared to $25.6 million or 5.40% of loans on an annualized basis in the first quarter of 2010.

•	The Company owned an interest in one property valued at $3.4 million, which was included in other real estate owned (“OREO”) as of June 30, 2010.

Funding and Capital

•	Amended an existing $50 million credit facility with Natixis to extend its maturity to May 2011, reduce pricing and increase advance rates for new loans.

•	Approximately 94% of loans were funded by long term capital at June 30, 2010.

•

Approximately 79% of loans were funded by securitized term debt at attractive, locked-in spreads as of June 30, 2010. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•

Balance sheet leverage was 2.7x as of June 30, 2010, down slightly from 2.8x at March 31, 2010 due principally to repayment of advances under credit facilities and amortization of debt issued by CLO 2005-1.

•

Total cash and equivalents as of June 30, 2010 were $187 million, of which $40 million was unrestricted. Unrestricted cash increased from approximately $18 million at March 31, 2010 and restricted cash increased from approximately $127 million to $147 million.

Managed and Owned Loan Portfolios

•	Total origination volume for the second quarter of 2010 was $123 million, which reflected improving demand for loans and increased lending activity.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans and debt investments at June 30, 2010.

•

The managed loan portfolio was $2.4 billion as of June 30, 2010 (down from $2.5 billion at March 31, 2010), reflecting the net impact of prepayments and scheduled amortization of existing loans, as well as charge-offs, which was offset by new loan origination. Managed loan portfolio was down from $2.8 billion at June 30, 2009.

•	Assets managed for the NCOF were $525 million at June 30, 2010, up 3% from March 31, 2010 and down from $544 million at June 30, 2009.

•	The owned loan portfolio was $1.8 billion as of June 30, 2010 down slightly from March 31, 2010.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of June 30, 2010, no outstanding borrowings by a single issuer represented more than 1.5% of total loans outstanding, and the ten largest issuers comprised approximately 9.4% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $19.1 million for the second quarter of 2010 compared to $16.1 million for the first quarter of 2010.

•

Net interest margin increased 72 bps to 3.75% for the second quarter of 2010 compared to 3.03% for the first quarter of 2010 and 3.90% for the second quarter of 2009 due principally to the accelerated amortization of deferred financing fees in the first quarter.

•	Adjusting for the impact of non-performing loans, the portfolio yield would have been 58 bps higher and net interest margin would have been 4.28%.

Non-Interest Income

•	Non-interest income was $4.7 million for the second quarter of 2010 compared to $4.6 million for the first quarter of 2010, and a loss of $0.2 million for the second quarter of 2009.

•

Non-interest income in the second quarter of 2010 consisted primarily of a $3.8 million gain on repurchase of debt, $0.7 million of asset management income, $0.4 million of unused fees on revolving credit commitments and $0.3 million of agency fees.

Expenses

•	Operating expenses were down slightly to $9.5 million in the second quarter of 2010 compared to $9.8 million in the first quarter of 2010.

•	The Company had 62 employees as of June 30, 2010.

Income Taxes

•

Deferred tax asset declined to $54.9 million as of June 30, 2010 from $60.5 million as of March 31, 2010 and $56.4 million as of December 31, 2009. At June 30, 2010, the deferred tax asset was driven principally by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $41.2 million and $11.8 million of the deferred tax asset as of June 30, 2010 was related to our allowance for credit losses and equity compensation, respectively.

Book Value

•

Book value per share was $10.53 at the end of the second quarter down from $10.79 at the end of the prior quarter primarily due to the issuance of 2.0 million shares of restricted stock in May 2010, partially offset by net income and share repurchases during the quarter.

Share Count

•

Average diluted shares outstanding were 51.7 million shares for the quarter compared to 49.9 million shares for the prior quarter. Total outstanding shares at June 30, 2010 were 51.6 million compared to 49.9 million at March 31, 2010.

•

Repurchased 247,199 shares of common stock at an average price of $6.83 during the second quarter and a total of 276,199 shares of common stock at an average price of $6.72 as of June 30, 2010 since the share repurchase program was launched.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 7, 2010 by dialing 800-642-1687. International callers should call 706-645-9291. For all replays, please use the passcode 89372221. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT and Chicago IL. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2009 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 with the SEC on or before August 9, 2010 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
Assets:
Cash and cash equivalents	$39,970	$17,783	$39,848	$46,280
Restricted cash	146,648	127,347	136,884	113,243
Investments in debt securities, available-for-sale	4,022	4,051	4,183	2,972
Loans held-for-sale, net	10,624	18,457	15,736	7,132
Loans, net	1,700,354	1,784,634	1,878,978	2,135,647
Deferred financing costs, net	19,486	21,311	18,557	19,057
Interest receivable	7,629	8,470	7,949	8,685
Property and equipment, net	843	910	976	1,080
Deferred income taxes, net	54,905	60,505	56,449	48,587
Income tax receivable	10,731	10,257	7,260	—
Other assets	21,600	39,030	33,252	22,150

Total assets	$2,016,812	$2,092,755	$2,200,072	$2,404,833

Liabilities:
Credit facilities	$59,326	$56,349	$91,890	$322,248
Term debt	1,381,398	1,455,008	1,523,052	1,478,620
Accrued interest payable	6,179	3,730	2,774	4,283
Income tax payable	—	—	—	1,647
Accounts payable	229	720	645	481
Other liabilities	26,190	34,998	31,591	32,780

Total liabilities	1,473,322	1,550,805	1,649,952	1,840,059

NewStar Financial, Inc. stockholders’ equity	543,490	537,803	546,062	564,774
Noncontrolling interest	—	4,147	4,058	—

Total stockholders’ equity	543,490	541,950	550,120	564,774

Total liabilities and stockholders’ equity	$2,016,812	$2,092,755	$2,200,072	$2,404,833

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
Net interest income:
Interest income	$28,218	$29,103	$31,943	$35,026
Interest expense	9,160	13,049	7,553	11,412

Net interest income	19,058	16,054	24,390	23,614
Provision for credit losses	5,542	27,047	39,032	36,177

Net interest income (loss) after provision for credit losses	13,516	(10,993)	(14,642)	(12,563)
Non-interest income:
Fee income	343	381	415	361
Asset management income	681	651	716	673
Gain on derivatives	125	18	41	222
Loss on sale of loans	(113)	—	—	—
Other income (expense)	3,727	3,521	3,274	(1,504)

Total non-interest income	4,763	4,571	4,446	(248)
Operating expenses:
Compensation and benefits	6,182	6,384	6,512	6,686
Occupancy and equipment	450	644	791	781
General and administrative expenses	2,911	2,765	2,257	4,573

Total operating expenses	9,543	9,793	9,560	12,040

Income (loss) before income taxes	8,736	(16,215)	(19,756)	(24,851)
Income tax expense (benefit)	3,310	(6,373)	(6,405)	(9,208)

Net income (loss) before noncontrolling interest	5,426	(9,842)	(13,351)	(15,643)
Net income attributable to noncontrolling interest	(98)	(89)	(54)	—

Net income (loss)	$5,328	$(9,931)	$(13,405)	$(15,643)

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	533	685	1,872	962

Adjusted net income (loss)	$5,861	$(9,246)	$(11,533)	$(14,681)

Net income (loss) per share:
Basic	$0.11	$(0.20)	$(0.27)	$(0.32)
Diluted	$0.10	$(0.20)	$(0.27)	$(0.32)
Weighted average shares outstanding:
Basic	49,822,172	49,938,701	49,349,508	49,173,192
Diluted	51,724,007	49,938,701	49,349,508	49,173,192
Adjusted net income (loss) per share:
Basic	$0.12	$(0.19)	$(0.23)	$(0.30)
Diluted	$0.11	$(0.19)	$(0.23)	$(0.30)
Adjusted weighted average shares outstanding:
Basic	49,822,172	49,938,701	49,349,508	49,173,192
Diluted	51,724,007	49,938,701	49,349,508	49,173,192

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2010	2009
Net interest income:
Interest income	$57,321	$70,951
Interest expense	22,209	25,177

Net interest income	35,112	45,774
Provision for credit losses	32,589	61,484

Net interest income after provision for credit losses	2,523	(15,710)
Non-interest income:
Fee income	724	854
Asset management income	1,332	1,460
Gain on derivatives	143	366
Loss on sale of loans	(113)	—
Other income	7,248	3,394

Total non-interest income	9,334	6,074
Operating expenses:
Compensation and benefits	12,566	12,313
Occupancy and equipment	1,094	1,561
General and administrative expenses	5,676	8,074

Total operating expenses	19,336	21,948

Loss before income taxes	(7,479)	(31,584)
Income tax benefit	(3,063)	(10,991)

Net loss before noncontrolling interest	(4,416)	(20,593)
Net income attributable to noncontrolling interest	(187)	—

Net loss	$(4,603)	$(20,593)

After tax adjustments to net loss:
IPO related compensation and benefits expense (1)	1,218	3,013

Adjusted net loss	$(3,385)	$(17,580)

Net loss per share:
Basic	$(0.09)	$(0.42)
Diluted	$(0.09)	$(0.42)
Weighted average shares outstanding:
Basic	49,880,115	48,974,838
Diluted	49,880,115	48,974,838
Adjusted net loss per share:
Basic	$(0.07)	$(0.36)
Diluted	$(0.07)	$(0.36)
Adjusted weighted average shares outstanding:
Basic	49,880,115	48,974,838
Diluted	49,880,115	48,974,838

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
Performance Ratios:
Return on average assets	1.05%	(1.88)%	(2.36)%	(2.56)%
Return on average equity	3.94	(7.37)	(9.52)	(10.87)
Net interest margin, before provision	3.75	3.03	4.31	3.90
Efficiency ratio	40.23	47.69	33.22	51.53
Loan portfolio yield	5.94	5.91	5.98	6.08
Credit Quality Ratios:
Delinquent loan rate (at period end)	6.63%	7.23%	6.15%	5.71%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.65	0.26	0.99	1.47
Non-accrual loan rate (at period end)	8.04	8.14	8.08	6.68
Non-performing asset rate (at period end)	8.21	8.63	8.55	6.68
Annualized net charge off rate (end of period loans)	4.57	5.40	5.06	2.66
Annualized net charge off rate (average period loans)	4.39	5.21	4.82	2.59
Allowance for credit losses ratio (at period end)	5.53	6.04	5.68	3.86
Capital and Leverage Ratios:
Equity to assets	26.95%	25.75%	24.87%	23.48%
Debt to equity	2.65	x	2.81	x	2.96	x	3.19	x
Book value per share	$10.53	$10.79	$10.92	$11.49
Average Balances:
Loans and other debt products, gross	$1,901,190	$1,994,120	$2,116,423	$2,300,582
Interest earning assets	2,041,022	2,146,723	2,244,964	2,429,968
Total assets	2,039,860	2,141,216	2,253,274	2,451,731
Interest bearing liabilities	1,462,981	1,566,627	1,648,877	1,828,485
Equity	542,870	546,234	558,570	577,455
Allowance for credit loss activity:
Balance as of beginning of period	$115,952	$114,470	$101,117	$65,013
General provision for credit losses	(8,699)	4,755	(1,002)	3,733
Specific provision for credit losses	14,241	22,292	40,034	32,444
Net charge offs	(20,765)	(25,565)	(25,679)	(14,850)

Balance as of end of period	$100,729	$115,952	$114,470	$86,340

Supplemental Data (at period end):
Investments in debt securities, gross	$6,552	$6,600	$6,635	$6,737
Loans held-for-sale, gross	10,846	18,668	15,990	7,136
Loans held-for-investment, gross	1,820,985	1,920,792	2,013,588	2,238,630

Loans and investments in debt securities, gross	1,838,383	1,946,060	2,036,213	2,252,503
Unused lines of credit	205,740	222,894	230,838	279,141
Standby letters of credit	11,506	15,508	18,771	29,826

Total funding commitments	$2,055,629	$2,184,462	$2,285,822	$2,561,470

Loan portfolio	$1,838,383	$1,946,060	$2,036,213	$2,252,503
Loans owned by NewStar Credit Opportunities Fund	524,726	508,120	542,504	543,862

Managed loan portfolio	$2,363,109	$2,454,180	$2,578,717	$2,796,365

Loans held-for-sale, gross	$10,846	$18,668	$15,990	$7,136
Loans held-for-investment, gross	1,820,985	1,920,792	2,013,588	2,238,630

Total loans, gross	1,831,831	1,939,460	2,029,578	2,245,766
Deferred fees, net	(20,911)	(21,025)	(20,999)	(17,875)
Allowance for loan losses - general	(34,361)	(43,239)	(38,485)	(39,360)
Allowance for loan losses - specific	(65,581)	(72,105)	(75,380)	(45,752)

Total loans, net	$1,710,978	$1,803,091	$1,894,714	$2,142,779

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands)	2010	2009
Performance Ratios:
Return on average assets	(0.44)%	(1.66)%
Return on average equity	(1.70)	(7.15)
Net interest margin, before provision	3.38	3.73
Efficiency ratio	43.69	42.33
Loan portfolio yield	5.92	6.07
Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	5.13	2.62
Annualized net charge off rate (average period loans)	4.81	2.51
Average Balances:
Loans and other debt products, gross	$1,948,401	$2,345,780
Interest earning assets	2,094,531	2,473,871
Total assets	2,090,814	2,497,030
Interest bearing liabilities	1,514,518	1,872,231
Equity	545,516	580,730
Allowance for credit loss activity:
Balance as of beginning of period	$114,470	$53,977
General provision for credit losses	(3,944)	2,324
Specific provision for credit losses	36,533	59,160
Net charge offs	(46,330)	(29,121)

Balance as of end of period	$100,729	$86,340

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	June 30, 2010	March 31, 2010	December 31, 2009	June 30, 2009
Performance Ratios:
Return on average assets	1.15%	(1.75)%	(2.03)%	(2.40)%
Return on average equity	4.33	(6.86)	(8.19)	(10.20)
Efficiency ratio	36.58	42.21	28.21	44.99
Consolidated Statement of Operations Adjustments(1):
Operating expenses	$9,543	$9,793	$9,560	$12,040
Less: IPO related compensation and benefits expense(2)	865	1,125	1,440	1,528

Adjusted operating expenses	$8,678	$8,668	$8,120	$10,512

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Six Months Ended June 30,
($ in thousands)	2010	2009
Performance Ratios:
Return on average assets	(0.33)%	(1.42)%
Return on average equity	(1.25)	(6.10)
Efficiency ratio	39.19	37.51
Consolidated Statement of Operations Adjustments(1):
Operating expenses	$19,336	$21,948
Less: IPO related compensation and benefits expense(2)	1,990	2,501

Adjusted operating expenses	$17,346	$19,447

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2010		March 31, 2010		December 31, 2009		June 30, 2009
Portfolio Data:
First mortgage	$295,883	16.1%	$306,010	15.7%	$306,075	15.0%	$354,750	15.8%
Senior secured asset-based	7,973	0.4	23,443	1.2	26,463	1.3	33,509	1.5
Senior secured cash flow	1,464,366	79.7	1,533,501	78.8	1,621,816	79.6	1,777,360	78.9
Senior subordinated asset-based	28,222	1.5	40,636	2.1	40,810	2.0	46,056	2.0
Senior subordinated cash flow	3,357	0.2	1,757	0.1	—	—	—	—
Second lien	37,873	2.1	40,004	2.1	33,680	1.7	33,419	1.5
Mezzanine/subordinated	709	—	709	—	7,369	0.4	7,409	0.3

Total	$1,838,383	100.0%	$1,946,060	100.0%	$2,036,213	100.0%	$2,252,503	100.0%

Middle Market Corporate	$1,528,648	83.2%	$1,625,500	83.5%	$1,715,554	84.3%	$1,878,298	83.4%
Commercial Real Estate	309,735	16.8	320,560	16.5	320,659	15.7	374,205	16.6

Total	$1,838,383	100.0%	$1,946,060	100.0%	$2,036,213	100.0%	$2,252,503	100.0%